UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37906	98-1329150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street
18th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 593-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On November 28, 2016, Avista Healthcare Public Acquisition Corp. (the “Company”) sold 400,000 private placement warrants for an aggregate purchase price of $200,000. The private placement warrants were sold pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and no underwriting discounts or commissions were paid with respect to such sales. The sale of the private placement warrants was made in connection with the exercise of the over-allotment option by the underwriters of the Company’s initial public offering described below in Item 8.01.

The private placement warrants entitle the holder thereof to purchase one-half of one Class A ordinary share. Two warrants may be exercised for one whole Class A ordinary share at a price of $11.50 per share. If any fractional interests would be issuable upon exercise of a private placement warrant, the Company will round down to the nearest whole number of Class A ordinary shares to be issued to the holder. The private placement warrants are also exercisable on a cashless basis. The private placement warrants will become exercisable on the later of (a) 30 days after the completion of the Company’s initial business combination and (b) October 14, 2017. The private placement warrants expire five years after completion of the Company’s initial business combination or earlier upon its liquidation.

Item 8.01 Other Events.

On November 28, 2016, the Company completed the sale of an additional 1,000,000 units of the Company to the underwriters of its initial public offering at the public offering price of $10.00 per unit pursuant to the partial exercise of the over-allotment option granted to the underwriters in connection with the Company’s initial public offering. Each unit consists of one Class A ordinary share and one warrant of the Company. Each warrant entitles the holder thereof to purchase one-half of one Class A ordinary share. Two warrants may be exercised for one whole Class A ordinary share at a price of $11.50 per share. The Company received $9.8 million in net proceeds from the sale, which includes $350,000 in the aggregate payable to the underwriters for deferred underwriting commissions. The net proceeds, together with the proceeds from the sale of the private placement warrants described above in Item 3.02, were placed in the Company’s trust account with Continental Stock Transfer and Trust Company acting as trustee.

On November 28, 2016, the Company also issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units may elect to separately trade the Class A ordinary shares and warrants comprising the units commencing on November 29, 2016. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “AHPAU,” and each of the Class A ordinary shares and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “AHPA” and “AHPAW,” respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release dated November 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avista Healthcare Public Acquisition Corp.

Date: November 28, 2016

	By:	/s/ Benjamin Silbert
	Name:	Benjamin Silbert
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated November 28, 2016.